Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 29, 2013, in the Registration Statement (Form S-1) and related Prospectus of Barracuda Networks, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

San Jose, California

October 1, 2013